Exhibit 3, 6-K July, 2002

                            TRIBAND ENTERPRISE CORP.
                            #903 - 1485 W. 6th Ave.,
                                 Vancouver, B.C.
                                     V6H 4G1
                            Telephone: (604) 331-0096
                                  NEWS RELEASE
                           RESIGNATION OF SAM SZAJMAN
                                July 22nd, 2002.

                                                         TSX Venture Symbol: TRD

The Board of Directors of the Company wishes to announce the resignation of Sam Szajman as a director of the Company

The Company thanks Mr. Szajman for his contribution to the Company over the last two years and wishes him the best in his future endeavours.

ON BEHALF OF THE BOARD
"Gary Freeman"
Gary Freeman,
President

For further information, contact Gary Freeman, President of Triband, at (604) 331-0096

The TSX Venture Exchange has in no way approved or disapproved the content of this press release nor does it take any responsibility for the content of this press release.